EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 27, 2012, included in this Annual Report (Form 10-K) for the year ended December 31, 2011, with respect to the consolidated financial statements of Northern States Financial Corporation in the following documents of Northern States Financial Corporation:

•	Registration Statement (Form S-8: No. 333-170065) related to the 2009 Restricted Stock Plan

/s/ Plante & Moran, PLLC

Chicago, Illinois
February 27, 2012